EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Andrew J. McLean, Chief Executive Officer of Lands’ End, Inc. (the “Company”) and Bernard McCracken, Chief Financial Officer and Treasurer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025 (the “Report”).

Each of the undersigned hereby certifies that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Andrew J. McLean
Andrew J. McLean
Chief Executive Officer (Principal Executive Officer)

March 27, 2025

/s/ Bernard McCracken
Bernard McCracken
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
March 27, 2025